SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]      Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]      Definitive Information Statement

                             MB Software Corporation
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         1) Title of each class of securities to which transaction applies:

         2)       Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined):

         4)       Proposed maximum aggregate value of transaction:

         5)       Total Fee Paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

         2)       Form, Schedule or Registration Statement No.:

         3)       Filing Party:

         4)       Date Filed:

                             MB SOFTWARE CORPORATION
                       2225 E. RANDOL MILL ROAD, SUITE 305
                           ARLINGTON, TEXAS 76011-6306
                                 August 5, 2002

PRELIMINARY INFORMATION STATEMENT AND NOTICE OF WRITTEN CONSENT OF SHAREHOLDERS
                   IN LIEU OF SPECIAL MEETING OF SHAREHOLDERS


Dear Shareholder:

         Notice is hereby given that shareholders holding a majority of the issued and outstanding shares of common stock of MB Software Corporation, a Texas corporation (the "Company"), approved, by written consent delivered to the Company on June 21, 2002, (a) an amendment to the Company's Articles of Incorporation to reduce the number of authorized shares of the Company's common stock, and (b) a 1-for-100 reverse stock split, effective on June 24, 2002. The attached Notice of Shareholder Action and Information Statement fully describe these matters.

 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

         The Company's Board of Directors has fully reviewed and unanimously approved the above-described actions and has determined that they are in the best interests of the Company. The holders of a majority of our Common Stock have executed a written consent in favor of each of the above-described actions.

 THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO SHAREHOLDER'S MEETING
             WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

         On behalf of your Board of Directors, thank you for your support.

                                 Sincerely,




                                 Scott A. Haire
                                 Chairman of the Board,
                                 Chief Executive Officer and President

                             MB SOFTWARE CORPORATION
                       2225 E. RANDOL MILL ROAD, SUITE 305
                           ARLINGTON, TEXAS 76011-6306
                                  JUNE 21, 2002

 PRELIMINARY INFORMATION STATEMENT AND NOTICE OF ACTION TAKEN WITHOUT A MEETING


         This Information Statement and Notice of Action Taken Without a Meeting (this "Information Statement") is furnished by the Board of Directors of MB Software Corporation, a Texas corporation, (the "Company") to the holders of the Company's capital stock as of June 21, 2002, to provide information with respect to certain corporate actions taken by written consent of shareholders holding a majority of the issued and outstanding shares of common stock of the Company (the "Majority Shareholders"). This Information Statement also constitutes notice of action taken without a meeting as required by Article 9.10A of the Texas Business Corporation Act.

         The written consent, delivered by the Majority Shareholders to the Company on June 21, 2002, approved of the following actions:

         (1) An amendment to the Company's Articles of Incorporation as described in this Information Statement; and

         (2) A one-for-one hundred reverse split of the Company's outstanding common stock.

         The Reverse Split became effective on June 24, 2002.

         The Majority Shareholders, holding approximately 50.82% of the outstanding shares of the Company's capital stock, have approved, by written consent, all of the above-described actions. Therefore, all required corporate approvals for the these actions have been obtained. This Information Statement is furnished solely for the purpose of informing shareholders of this corporate action in the manner required by Rule 14c-2(b) under the Securities Exchange Act of 1934.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO SHAREHOLDER'S MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.


                                    By Order of the Board of Directors



                                    Lucy J. Singleton
                                    Secretary
Arlington, Texas
August 5, 2002

                             MB SOFTWARE CORPORATION
                       2225 E. RANDOL MILL ROAD, SUITE 305
                           ARLINGTON, TEXAS 76011-6306

 PRELIMINARY INFORMATION STATEMENT AND NOTICE OF ACTION TAKEN WITHOUT A MEETING
                                ON JUNE 21, 2002

         This Information Statement is being first mailed on July _, 2002, to shareholders of record on June 21, 2002 of MB Software Corporation, a Texas corporation (the "Company"), by the Company's Board of Directors in connection with the approval, by shareholders holding a majority (the "Majority Shareholders") of the issued and outstanding common stock, par value $.001 per share of the Company (the "Common Stock"), of (a) an amendment to the Company's Articles of Incorporation to reduce the number of authorized shares of our Common Stock (the "Amendment"), and (b) a one-for-one hundred reverse stock split, effective on June 24, 2002 (the "Reverse Stock Split").

                                   RECORD DATE

         The record date for determining the shareholders entitled to vote on the matters described in this Information Statement was the close of business on June 21, 2002, the date of the last signature on the written consent delivered to the Company by the Majority Shareholders (the "Record Date"), at which time the Company had issued and outstanding 82,700,000 shares of Common Stock. The shares of Common Stock constitute the only outstanding voting securities of the Company entitled to be voted on the actions described in this Information Statement (the "Actions").

                                TABLE OF CONTENTS


INFORMATION STATEMENT AND NOTICE OF ACTION
TAKEN WITHOUT A MEETING ON JUNE 21, 2002.......................................2
RECORD DATE....................................................................2
TABLE OF CONTENTS..............................................................2
QUORUM AND VOTING..............................................................3
DISSENTER'S RIGHTS.............................................................3
ACTION I - AMENDMENT...........................................................3
         General...............................................................3
         Preferred Stock.......................................................3
         Common Stock..........................................................3
         Unanimous Board Recommendation........................................4
ACTION II - REVERSE STOCK SPLIT................................................4
         General...............................................................4
         Purpose and Material Effects of the Reverse Stock Split...............4
         Procedure for Exchange of Stock Certificates..........................5
         Fractional Shares.....................................................6
         No Dissenter's Rights.................................................6
         Federal Income Tax Consequences
          of the Reverse Stock Split...........................................6
         Unanimous Board Recommendation........................................7
PRINCIPAL SHAREHOLDERS AND MANAGEMENT OWNERSHIP................................7
MISCELLANEOUS..................................................................8

                                QUORUM AND VOTING

         Approval of both the Amendment requires the affirmative vote of a majority of the issued and outstanding shares entitled to vote on such matter and the Reverse Stock Split require the affirmative vote of a majority of all shares entitled to vote and voted on such matter.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. WE HAVE RECEIVED THE APPROVAL, BY WRITTEN CONSENT, OF SHAREHOLDERS HOLDING AN AGGREGATE OF 42,028,101, SHARES OF COMMON STOCK (CONSTITUTING APPROXIMATELY 50.82% OF THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY AS OF JUNE 21, 2002), OF BOTH THE AMENDMENT AND THE REVERSE STOCK SPLIT.

                               DISSENTER'S RIGHTS

         Under Texas law, our shareholders are not entitled to dissenter's rights with respect to either of the Actions set forth in this Information Statement or to demand appraisal of their shares as a result of the approval of any of the Actions.

                              ACTION I - AMENDMENT

General

         The Board of Directors unanimously approved resolutions to amend the Company's Articles of Incorporation in connection with a proposed one-for-one hundred reverse stock split. The Amendment reduces the number of authorized shares of our Common Stock from 150,000,000 shares to 20,000,000 shares, and increases the number of authorized shares of preferred stock from 1,000,000 shares to 5,000,000 shares. A copy of the Amendment is attached hereto as Exhibit A.

Preferred Stock

         The amendment to the Articles of Incorporation will add four million shares of preferred stock, par value $10 per share ("Preferred Stock"), to the authorized capital of the Company. The Company currently has no plans to issue any Preferred Stock. As with the authorized shares of Preferred Stock prior to the Amendment, the Board of Directors will have the authority, without further shareholder action, to issue Preferred Stock in one or more series and may designate the dividend rate, voting rights and other rights, preferences and restrictions of each series.

         It is not possible to state the actual effect of the issuance of Preferred Stock upon the rights of holders of our Common Stock until the Board of Directors of the Company determines the specific rights of the holders of such Preferred Stock. However, such effects might include, among other things, restricting dividends on our Common Stock, diluting the voting power of our Common Stock, impairing the liquidation rights of the holders of our Common Stock and delaying or preventing a change in control of the Company without further action by the shareholders.

Common Stock

         Prior to the Amendment, the Company was authorized to issue 150,000,000 shares of Common Stock par value $.001 per share. As of June 21, 2002, there were 82,700,000 shares of our Common Stock issued and outstanding and 408,029 shares were held in our treasury. With the Reverse Stock Split, we will have approximately 827,000 shares issued and outstanding (depending on the number of fractional shares that are cancelled) and 4,080 shares held in our treasury. The Amendment reduces the number of shares of our Common Stock that we are authorized to issue to 20,000,000 shares.

         The Company may consider from time to time mergers, acquisitions and other transactions that may involve the issuance of additional shares of Common Stock (any one or more of which may be under consideration or acted upon at any time). The Company is not currently a party to any agreements with respect to any such transactions, nor does it have any agreements, commitments or understandings with respect to such transactions or that would involve the issuance of additional shares of our Common Stock, other than currently outstanding options and warrants to purchase Common Stock.

         Depending upon the consideration per share received by the Company for any subsequent issuance of Common Stock, such issuance could have a dilutive effect on those shareholders who paid a higher consideration per share for their stock. Also, future issuances will increase the number of outstanding shares of Common Stock, thereby decreasing the percentage ownership in the Company (for voting, distributions and all other purposes) represented by existing shares of Common Stock. The availability for issuance of the additional shares of Common Stock and any issuance thereof, or both, may be viewed as having the effect of discouraging an unsolicited attempt by another person or entity to acquire control of the Company. Although the Board of Directors has no present intention of doing so, the Company's authorized but unissued shares of Common Stock could be issued in one or more transactions that would make a takeover of the Company more difficult or costly, and therefore less likely. The Company is not aware of any person or entity who is seeking to acquire control of the Company.

         The shares of our Common Stock are traded on the OTC Bulletin Board. Holders of Common Stock may cast, for each share held, one vote for each matter presented to the shareholders for a vote, including in the election of directors. Holders of our Common Stock do not have any preemptive rights to acquire any additional securities issued by the Company, nor do they have cumulative voting rights

Unanimous Board Recommendation

         Our Board of Directors unanimously approved the Amendment.

         The Company has received the approval of the Amendment through written consent, of shareholders holding an aggregate of 42,028,101 shares of Common Stock (constituting approximately 50.82% of the issued and outstanding shares of Common Stock of the Company as of June 21, 2002).


                         ACTION II - REVERSE STOCK SPLIT

General

         The Board of Directors unanimously approved resolutions to effect a one-for-one hundred reverse stock split. Under this reverse stock split each one hundred shares of Common Stock will be converted automatically into one share of Common Stock. To avoid the issuance of fractional shares of Common Stock, the Company will pay a pro rata portion of one dollar in lieu of issuing a fraction share and such fractional shares will be cancelled. The effective date of the reverse stock split was June 24, 2002.

         PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE CANCELLATION OF FRACTIONAL SHARES.

Purpose and Material Effects of the Reverse Stock Split

         The Board of Directors believes that, among other reasons, the low price for our Common Stock and number of shares of our Common Stock outstanding have contributed to a lack of investor interest in the Company and has made it difficult to attract new investors. The Board of Directors had proposed the Reverse Stock Split as one method to attract investor interest in the Company.

         We believe that the Reverse Stock Split may improve the price level of our Common Stock and that the higher share price could help generate interest in the Company among investors. However, the effect of the reverse split upon the market price for our Common Stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per share of our Common Stock after the reverse split will rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the reverse split. The market price of our Common Stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

         The reverse split will affect all of our shareholders uniformly and will not affect any shareholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that the reverse split results in any of our shareholders owning a fractional share. In lieu of issuing fractional shares, shareholders will receive a cash payment equal to one dollar multiplied by their fractional share interest, and the fractional share will be cancelled.

         The principal effect of the reverse split will be that (a) the number of shares of Common Stock issued and outstanding will be reduced from 82,700,000 shares as of June 24, 2004 to approximately 827,000 shares (depending on the number of fractional shares that are cancelled), (b) all outstanding options entitling the holders thereof to purchase shares of Common Stock will enable such holders to purchase, upon exercise of their options, up to one-one hundredth of the number of shares of Common Stock which such holders would have been able to purchase upon exercise of their options immediately preceding the reverse split at an exercise price equal to one hundred times the exercise price specified before the reverse split, resulting in the same aggregate price being required to be paid therefor upon exercise thereof immediately preceding the reverse split, and (c) the number of shares reserved for issuance in each of our stock option plans will be reduced to one-one hundredth of the number of shares currently included in each such plan.

         The reverse split will not affect the par value of our Common Stock. As a result, on the effective date of the reverse split, the stated capital on our balance sheet attributable to our Common Stock will be reduced to up to one-one hundredth of its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be increased because there will be fewer shares of our Common Stock outstanding.

         The reverse split will not change the proportionate equity interests of our shareholders, nor will the respective voting rights and other rights of shareholders be altered, except for possible immaterial changes due to the cancellation of fractional shares. The Common Stock issued pursuant to the reverse split will remain fully paid and non-assessable. The reverse split is not intended as, and will not have the effect of, a "going private transaction" covered by Rule 13e-3 under the Securities Exchange Act of 1934. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

         Shareholders should recognize that they will own a fewer number of shares than they presently own (a number equal to the number of shares owned immediately prior to the filing of the certificate of amendment divided by one hundred). While we expect that the reverse split will result in an increase in the market price of our Common Stock, there can be no assurance that the reverse split will increase the market price of our Common Stock by a multiple equal to the exchange number or result in the permanent increase in the market price (which is dependent upon many factors, including our performance and prospects). Also, should the market price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would pertain in the absence of a reverse split. Furthermore, the possibility exists that liquidity in the market price of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse split. In addition, the reverse split will increase the number of shareholders of the Company who own odd lots (less than 100 shares). Shareholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the reverse split will achieve the desired results that have been outlined above.

Procedure for Exchange of Stock Certificates

         The reverse split became effective on June 24, 2002, which we will refer to as the "effective date." Beginning on the effective date, each certificate representing pre-reverse split shares will be deemed for all corporate purposes to evidence ownership of post-reverse split shares.

         Our transfer agent, Securities Transfer Corporation, will act as exchange agent for purposes of implementing the exchange of stock certificates and payment of fractional share interests. We refer to such person as the "exchange agent." Holders of pre-reverse split shares are asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares in accordance with the procedures set forth in the letter of transmittal enclosed with this Information Statement. There is a twenty-two dollar exchange fee for processing the certificate exchange. Although our exchange agent will be responsible for exchanging stock certificates, the Company is responsible for the payment in lieu of fractional interests. No new certificates will be issued to a shareholder until that shareholder has surrendered the shareholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal and the exchange fee to the exchange agent. SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL.

Fractional Shares

         We will not issue fractional certificates for post-reverse split shares in connection with the reverse split. Instead, the Company will pay to the holder of a fractional share an amount equal to one dollar multiplied by the fractional share interest and such fractional share will be cancelled. To the extent any holders of pre-reverse split shares are entitled to fractional shares as a result of the Reverse Stock Split, the Company will pay such holders the appropriate amount upon surrender to the exchange agent certificates representing pre-reverse split shares in accordance with the procedures set forth in the letter of transmittal. No funds will be payable to a shareholder for fractional shares until that shareholder has surrendered the shareholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal and exchange fee to the exchange agent. SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL.

No Dissenter's Rights

         Under the Texas Business Corporation Act, our shareholders are not entitled to dissenter's rights with respect to our proposed amendment to our Articles of Incorporation to effect the reverse split and we will not independently provide our shareholders with any such right.

Federal Income Tax Consequences of the Reverse Stock Split

         The following is a summary of important tax considerations of the reverse split. It addresses only shareholders who hold the pre-reverse split shares and post-reverse split shares as capital assets. It does not purport to be complete and does not address shareholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, mutual funds, foreign shareholders, shareholders who hold the pre-reverse split shares as part of a straddle, hedge, or conversion transaction, shareholders who hold the pre-reverse split shares as qualified small business stock within the meaning of Section 1202 of the Internal Revenue Code of 1986, as amended (the "Code"), shareholders who are subject to the alternative minimum tax provisions of the Code, and shareholders who acquired their pre-reverse split shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary is based upon current law, which may change, possibly even retroactively. It does not address tax considerations under state, local, foreign, and other laws. Furthermore, we have not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the reverse stock split. Each shareholder is advised to consult his or her tax advisor as to his or her own situation.

         A shareholder generally will not recognize gain or loss on the reverse stock split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-reverse split shares. The aggregate tax basis of the post-reverse split shares received will be equal to the aggregate tax basis of the pre-reverse split shares exchanged therefor (excluding any portion of the holder's basis allocated to fractional shares), and the holding period of the post-reverse split shares received will include the holding period of the pre-reverse split shares exchanged.

         A holder of the pre-reverse split shares who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-reverse split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-reverse split shares were held for one year or less and long term if held more than one year.

         No gain or loss will be recognized by the Company as a result of the reverse stock split.


Unanimous Board Recommendation

         Our Board of Directors unanimously approved the Reverse Stock Split.

         The  Company has  received  the  approval  of the  Reverse  Stock Split through  written  consent of  shareholders  holding an aggregate  of  42,028,101 shares of Common  Stock  (constituting  approximately  50.82% of the  issued and outstanding shares of Common Stock of the Company as of June 21, 2002).

                 PRINCIPAL SHAREHOLDERS AND MANAGEMENT OWNERSHIP

         The  following  table  sets  forth  information  as of June  21,  2002, regarding the beneficial  ownership of capital stock of the Company by: (a) each person known by the Company to beneficially  own more than 5% of the outstanding shares of Common  Stock;  (b) each  director of the Company;  (c) the  Company's
Chief  Executive  Officer;  and (d) all the  Company's  directors  and executive officers as a group. No other executive  officer's total annual salary and bonus exceeded  $100,000,  based on salary and bonus earned during 2001,  therefore no other executive officer is individually  included in this table. This table does not include  shares of Common  Stock that may be  purchased  pursuant to options that are not  exercisable  within 60 days of June 21, 2002. All persons named in the table have sole voting and  investment  power with  respect to all shares of capital stock owned by them, unless otherwise noted.

Title of           Name and Address of                             Amount and Nature of         Percent of
 Class             Beneficial Owner (1)                              Beneficial Owner             Class
 -----             --------------------                              ----------------             -----
                  Chief Executive Officer and Director
Common            Scott A. Haire                                      30,012,297(2)               27.13%
                  Directors
Common            Araldo A. Cossutta                                   5,000,000(3)                4.52%
Common            Steven W. Evans                                      1,700,000(4)                1.54%
Common            Thomas J. Kirchhofer                                  150,000(5)                  *
Common            Robert E. Gross                                       200,000(6)                  *
Common            Gilbert A. Valdez                                     600,000(7)                  *
Common            All Directors and Executive Officers as a Group       37,662,297                34.05%
                  (seven in number)
                  Other 5% Shareholders
Common            Robert Shaw                                         13,300,000(8)               12.02%

* Less than 1%.

(1) Unless otherwise noted, the address for each person or entity listed is 2225 E. Randol Mill Road, Suite 305, Arlington, Texas, 76011.
(2) Includes 3,300,000 shares subject to stock options that are presently exercisable.
(3) Includes 100,000 and 1,900,000 shares subject to stock options and a warrant, respectively, that are presently exercisable.
(4)      Includes   200,000   shares  subject  to  options  that  are  presently
         exercisable.
(5)      Consists of shares subject to options that are presently exercisable.
(6)      Consists of shares subject to options that are presently exercisable.
(7)      Includes   300,000   shares  subject  to  options  that  are  presently
         exercisable.

(8) Mr. Shaw has sole voting and dispositive power with respect to 150,612 shares and shares voting and dispositive power with respect to 13,149,388 shares. Mr. Shaw is presently principally occupied as an executive officer and director of Consolidated National Corporation ("CNC"), a privately held company organized under the laws of the State of Florida. CNC has sole voting and dispositive power with respect to 2,149,388 shares. The principal business of CNC is investment, management and consulting. Mr. Shaw is an affiliate of RMS Investments, Ltd., a limited partnership organized under the laws of the State of Florida ("RMS"). RMS has sole voting and dispositive power with respect to 11,000,000 shares. The principal business of R-M-S Investments, Ltd. is investment holdings. Mr. Shaw is also a director and President of Imagine Investments, Inc., a Delaware corporation ("Imagine"). Imagine has sole voting and dispositive power with respect to 4,500,000 shares. The business address for Mr. Shaw is 8150 North Central Expressway, Suite 1901, Dallas, Texas, 75206.

                                 MISCELLANEOUS

         All costs incurred in the mailing of this Information Statement will be borne by the Company. The Company may make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of information materials to the beneficial owners of shares of Common Stock held of record by such persons, and the Company may reimburse such brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in connection therewith.


                                       By Order of the Board of Directors



                                       Lucy J. Singleton
                                       Secretary
Arlington, Texas
August 5, 2002

                                    EXHIBIT A
                                    ---------

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                             MB SOFTWARE CORPORATION

         Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation.

         FIRST: The name of the corporation is MB Software Corporation.

         SECOND: The Articles of Incorporation in effect on the date hereof is hereby amended by replacing ARTICLE FOUR in its entirety as follows:

                                  ARTICLE FOUR

         The aggregate number of shares of capital stock that the Corporation will have authority to issue is twenty million (25,000,000), twenty million (20,000,000) of which will be shares of Common Stock, having a par value of $.001 per share, and five million (5,000,000) of which will be shares of preferred stock, having a par value of $10 per share.

         Preferred stock may be issued in one or more series as may be determined from time to time by the Board of Directors. All shares of any one series of preferred stock will be identical except as to the date of issue and the dates from which dividends on shares of the series issued on different dates will cumulate, if cumulative. Authority is hereby expressly granted to the Board of Directors to authorize the issuance of one or more series of preferred stock, and to fix by resolution or resolutions providing for the issue of each such series the voting powers, designations, preferences, and relative, participating, optional, redemption, conversion, exchange or other special rights, qualifications, limitations or restrictions of such series, and the number of shares in each series, to the full extent now or hereafter permitted by law.

         THIRD: The stockholders of the Corporation duly adopted resolutions approving the above-referenced amendment by written consent on June 14, 2002 in accordance with the provisions of Article 9.10A of the Texas Business Corporation Act.

         FOURTH: The number of shares of the corporation outstanding at the time of such adoption was 82,700,000 shares of Common Stock, $.001 par value; and the number of shares entitled to vote thereon was 82,700,000.

         FIFTH: The number of shares voted for such amendment was 42,028,101. No shares were voted against such amendment

                                    ********

         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed and attested as of the 24th day of June, 2002.


                                 MB SOFTWARE CORPORATION


                                 By:   /s/ Scott A. Haire
                                    -----------------------------------------
Name: Scott A. Haire                Title: President and Chief Executive Officer

                              Letter of Transmittal
             To accompany surrendered certificate(s) for exchange of
       MB Software Corporation common stock for new shares of common stock
                     (See instructions on the reverse side)
To:
Securities Transfer Corporation
PO Box 701629
Dallas, TX 75370-1629

Pursuant to action of the Board of Directors and shareholders of MB Software Corporation have approved a 1-for-100 reverse split of the common stock outstanding on the close of business on June 24, 2002 has been approved. The undersigned herewith surrenders the below described common stock certificate(s) ("Old Common") of MB Software Corporation. Fractional shares will not be issued, but in lieu thereof, you will receive a pro-rata share of $1.00 in cash based on the fractional share you would otherwise receive as a result of the reverse split. The payment for your fractional share, if any, will come directly from MB Software Corporation and not from Securities Transfer Corporation.

================================================================================
Certificate No.            No. of Shares      Certificate No.   No. of Shares
================================================================================

================================================================================

================================================================================

================================================================================

================================================================================
Attach separate schedule     Total Number of Shares Surrendered
if necessary
================================================================================
The undersigned acknowledges that the shares of New Common are being received in complete satisfaction of all rights arising from ownership of the shares represented by the certificate(s) enclosed herewith in exchange for the undersigned's Old Common.

================================================================================
      Special Instructions for                    Special Instructions for
         issuance of Stock                            Delivery of Stock
      ------------------------                    ------------------------

   (Fill in only if stock is to                 (Fill in only if stock is to
   be  ISSUED  in a name  other                 be  MAILED  to a  name  than
   other   than   that  of  the                 that   of   the   registered
   registered  owner-  type  or                 owner-type  or  print.)
   print.) See Instructions 3.

      TAX IDENTIFICATION NUMBER
      -------------------------

  _______________________________


Name_____________________________               Name____________________________


Address_________________________                Address_________________________
      (Street Address or PO Box)                      (Street Address or PO Box)

City________ State_____Zip______                City________ State_____Zip______

================================================================================


Date:________________________                   SIGN HERE_______________________
                                                         Signature of Owner or
                                                         Authorized Agent
================================================================================

IMPORTANT: Please sign your name exactly as it appears on your certificate. Each joint tenant should sign. When signing as attorney, administrator, executor, guardian or trustee, please give full title as such. If a corporation, sign in full corporate name by authorized officer. If a partnership, signature of the authorized person.

                   INSTRUCTIONS FOR SURRENDERING CERTIFICATES

1. This Letter of Transmittal must be completed, dated, properly signed and mailed to Securities Transfer Corporation at PO Box 701629, Dallas, Texas 75370, and accompanied by the certificate(s) in order for the shares to be surrendered for exchange, together with a check in the amount of $22.00 per new certificate issued. The signatures on this Letter of Transmittal do not need to be guaranteed except as provided in paragraph 3. Certificates(s) must be mailed to Securities Transfer Corporation at the address shown to effect the exchange.

2. If the new certificate(s) are to be issued in the same name as the current registered holder(s), the surrendered certificate(s) need not be endorsed.

3. If the new certificate(s) are to be issued in a DIFFERENT NAME from that in which the surrendered certificate(s) are registered, the surrendered certificate(s) must be endorsed or accompanied by appropriate instruments of transfer executed, in either case with the signature(s) Medallion guaranteed by a commercial bank or trust company in the United States, a member of a registered securities exchange or a member of the National Association of Securities Dealers, Inc. If the surrendered certificate(s) are held in JOINT NAMES, it must be endorsed by all CO-owners. Endorsement by trustees, executors, administrators, guardians, officers of corporation, attorneys-in-fact, or acting in a fiduciary capacity must be accompanied by proper evidence of the signer's authority to act.

4. A single common stock certificate will be issued unless specifically requested by the Shareholder. If the Shareholder requires multiple certificates for their shares, there will be a charge of $22.00 per certificate payable by the Shareholder and specific instructions as to denominations are given with this Letter of Transmittal..

5. A Letter of Transmittal submitted without payment of the $22.00 exchange fee for multiple certificates will be returned without the exchange being effected.

6. All inquiries with respect to the surrender of certificate(s) or of missing certificate(s) should be made directly to Securities Transfer Corporation at the address shown above or by calling (469)-633-0101.

The method of forwarding the certificates to Securities Transfer Corporation as Exchange Agent is at the option and risk of the owner(s) thereof. Certified mail is recommended.